           Contact: Patrick L. Alesia
Chief Financial Officer
(516) 938-5544

GRIFFON CORPORATION ANNOUNCES RIGHTS OFFERING TO
FUND FUTURE GROWTH

Griffon Rights Offering to be Backed by Unit of Goldman Sachs
Gross Proceeds of Financing will range between $170 and $255 million

JERICHO, NEW YORK, August 7, 2008 - Griffon Corporation (NYSE: GFF) announced today a 20 million share common stock rights offering to its shareholders in order to raise equity capital for general corporate purposes and to fund future growth. The rights will have an exercise price of $8.50 per share. GS Direct, L.L.C., an affiliate of Goldman, Sachs & Co., has agreed to back stop the rights offering by purchasing on the same terms any and all shares not subscribed through the exercise of rights. GS Direct will purchase additional shares of common stock at the rights offering price if it does not acquire a minimum of 10 million shares of common stock as a result of its back stop commitment. The transactions are expected to raise gross proceeds of between approximately $170 and $255 million.

The Company intends to file with the Securities and Exchange Commission a registration statement covering these transactions, and the distribution of rights and commencement of the rights offering will occur promptly following the effectiveness of that registration statement.

Under the terms of the rights offering, the Company will distribute at no charge to the holders of its common stock transferable rights to purchase up to an aggregate of approximately 20 million new shares of common stock. The Company will distribute to each such holder one transferable right for every share of common stock owned on the record date, which will be set forth in a prospectus to be filed with the Securities and Exchange Commission. Each right will entitle the holder to purchase .66 shares of common stock at the subscription price of $8.50 per share of common stock. Record date stockholders who fully exercise their rights will be entitled to subscribe, subject to certain limitations and subject to allotment, for additional shares that remain unsubscribed as a result of any unexercised rights in an amount equal to up to 20% of their shareholdings as of the record date. Consummation of the rights offering is subject to customary closing conditions.

In connection with the rights offering, GS Direct has agreed, subject to certain terms and conditions, to purchase from the Company promptly after the closing of the rights offering, at the subscription price, all of the shares for which subscriptions were not received as part of the rights offering. In addition, in the event GS Direct acquires less than 10 million shares of common stock in the backstop commitment, GS Direct has committed, subject to certain conditions, to purchase from the Company an additional number of shares at the subscription price such that it will have acquired in the aggregate with the backstop commitment 10 million shares of common stock.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering, which is expected to be launched immediately following the effectiveness of a registration statement relating to the offering, will be made only by means of a prospectus.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company’s financial position, business strategy and the plans and objectives of the company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company’s management, as well as assumptions made by and information currently available to the company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the company’s restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel, capacity and supply constraints and the ability to consummate the rights offering. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company as previously disclosed in the company’s SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

About Griffon Corporation

Griffon Corporation, headquartered in Jericho, New York, is a diversified holding company consisting of three distinct business segments: Electronic Information and Communication Systems, through Telephonics Corporation; Garage Doors, through Clopay Building Products Company; and Specialty Plastic Films, through Clopay Plastic Products Company. Telephonics Corporation’s high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide. Telephonics specializes in aircraft intercommunication systems, wireless communication systems, radars, identification friend or foe products, integrated security systems, air traffic management systems, aerospace electronics, and the performance of threat and radar system analyses. Clopay Building Products Company is a leading manufacturer and marketer of residential garage doors to professional installing dealers and major home center retail chains. Clopay Plastic Products is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial markets. For more information on the company and its operating subsidiaries, please see the company's website at www.griffoncorp.com.
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